UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 23, 2010

GDT TEK, Inc. (Exact name of registrant as specified in its chapter)

Florida (State or other jurisdiction of incorporation	000-20259 (Commission File Number)	27-0318532 (IRS Employer Identification No.)

555 Winderely Place, Suite 300 Orlando, Florida (Address of principal executive offices)	327510 (Zip Code)

(407)-574-4740 Registrant's telephone number, including area code

Seamless Corporation 800 N. Rainbow Blvd. Suite 208, Las Vegas, NV 89109 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 – Other Events.

On June 14-25, 2010 the Company executed a series of agreements that provided the Company with:

99.1    Executed the Exclusive Licensing Agreement that provides the Company with exclusive rights to manufacture and sell or deploy equipment that converts waste heat into electricity, worldwide except for South Korea;

99.2    Acquired RTR Global Investments LLC that provides the Company with Power Purchase Agreements with PG&E allowing the electricity generated from the waste heat to  be sold to PG&E; and the acquisition of RTR also provides the Company with financing for the manufacturing of the equipment that generates electricity from waste heat.

99.3   The Limited Liability Company, Manager Operating Agreement between Ralf Horn, Manager, and the Company. (RTR Global Investments LLC-Management Agreement is Exhibit “99.3” attached).

With the acquisition of RTR Global Investments, LLC, the Company acquired the following agreements:

99.4    A Power Purchase Agreement executed by RTR Global Investments LLC and Pacific Gas and Electric to produce up to 1.5 Mega Watts of  electrical power at the  1600 Dixon Landing, Milpitas, California location

99.5   Financing of a Leasing proposal from Saulsbury Hill Financial, LLC, to RTR Global Investments, LLC,: for the financing of the manufacturing of the equipment that generates electricity from waste heat, through a leasing agreement

99.6           A Power Purchase Agreement executed by RTR Global Investments LLC and Pacific Gas and Electric to produce up to 1.5 Mega Watts of electrical power at the 604 Dimeo Lane, Santa Cruz, California location

Item 9.01 – Financial Statements and Exhibits

Exhibits

99.1	Exclusive Licensing Agreement that provides the Company with exclusive rights to manufacture and sell or deploy equipment that converts waste heat into electricity, worldwide except for South Korea

99.2	Acquisition RTR Global Investments LLC

99.3	Manager Operating Agreement between Ralf Horn, Manager, and the Company

99.4	Executed by RTR Global Investments LLC and Pacific Gas and Electric

99.5	Financing of a Leasing proposal from Saulsbury Hill Financial, LLC, to RTR Global Investments, LLC

99.6	Executed by RTR Global Investments LLC and Pacific Gas and Electric Santa Cruz

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: June 28, 2010	GDT TEK, INC.

/s/ Albert Reda
By: Albert Reda
Its: Chief Executive Officer and Chief Financial Officer (Principal Executive Officer, Principal Financial Officer and Principal Accounting Officer)